UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2009

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas		78731
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Compensation Terms for Erik E. Prusch:

On February 19, 2009, the Compensation Committee of the Board of Directors of Borland Software Corporation ("Borland" or the "Company") approved an amendment (the "Amendment") to the employment agreement of Erik E. Prusch, the Company’s Acting President and Chief Executive Officer and the Chief Financial Officer. The Amendment increases the amount of severance Mr. Prusch would receive in the event he was terminated without cause or constructively terminated. Mr. Prusch's employment agreement previously provided for a lump sum payment equal to 6 months of his annual base salary. The Amendment provides that his cash severance would be equal to 12 months of base salary and bonus. It also provides that severance would not be payable in the event that he no longer serves as the Chief Financial Officer for the Company for any reason, but it would be triggered in the event he was terminated without cause or constructively terminated from the position of Acting President and Chief Executive Officer or as the permanent President and Chief Executive Officer, as may be applicable.

The description of the Amendment in this Item 5.02 is qualified in its entirety by reference to the Amendment to Employment Agreement and Addendum attached hereto as Exhibit 10.88.

Resignation of General Counsel and Appointment of New General Counsel:

On February 20, 2009, Gregory J. Wrenn resigned as the Company’s Senior Vice President, General Counsel and Corporate Secretary. His resignation was related to the Company’s reduction in force announced on January 6, 2009. Mr. Wrenn executed a separation agreement and a release of claims on February 20, 2009, which provided for severance benefits in accordance with his employment agreement. His severance includes a cash payment equal to six months of his base salary and health coverage for a period of twelve months or until he obtains new employment, whichever occurs first. The description of his severance is qualified by its entirety to his separation agreement attached hereto as Exhibit 10.89.

On February 20, 2009, the Company appointed Melissa Fruge as the Company’s Vice President, General Counsel and Corporate Secretary. Ms. Fruge was previously the Company’s Vice President, Associate General Counsel and Assistant Corporate Secretary. In connection with Ms. Fruge’s appointment, the Company and Ms. Fruge entered into an amended employment agreement and addendum, dated effective February 20, 2009 (the "Addendum" and, together with the amended employment agreement, the "Employment Agreement").

Under the Employment Agreement, Ms. Fruge will be paid an annual base salary of $200,000 and shall be eligible to receive a bonus equal to 40% of her base salary under the Company’s Incentive Compensation Plan based upon the achievement of certain corporate and individual performance targets to be established by the Company. Ms. Fruge will also be entitled to continue to participate in the Company’s benefit plans.

Pursuant to the Employment Agreement, Ms. Fruge will be granted an option to purchase 100,000 shares of the Company’s common stock. Such option will vest over four years, subject to Ms. Fruge’s continued employment, with 25% of the shares vesting on the first anniversary of the grant date and 1/48 th of the shares vesting each month thereafter. In the event Ms. Fruge is terminated without cause in connection with a change in control of the Company, 100% of the unvested shares subject to such option shall automatically vest. The Compensation Committee of the Board of Directors has approved the terms and conditions of the Employment Agreement and the grant of the stock option. The grant date of the stock option will be February 27, 2009, which will be the last business day during the month in which she was appointed, and the stock option will have an exercise price equal to the fair market value of the Company’s common stock on the close of trading on February 27, 2009.

The Employment Agreement also provides for severance benefits in the event of an involuntary termination of Ms. Fruge’s employment without cause, a voluntary termination of employment as a result of a constructive termination or the failure of the Company to obtain the assumption of the Addendum by any acquirer of the Company (each a "Qualifying Termination"). With respect to a Qualifying Termination that is not in connection with a change in control, the Addendum provides for (i) a severance payment equal to 50% of Ms. Fruge’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Ms. Fruge’s COBRA premiums for up to 12 months.

With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of the Company, the Employment Agreement provides for (i) a severance payment equal to 100% of Ms. Fruge’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Ms. Fruge’s COBRA premiums for up to 12 months.

Ms. Fruge will continue to be bound by the Company’s standard employee confidentiality and assignment of inventions agreement and will be required to execute a release in favor of the Company in order to receive any severance payment.

The description of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the Amended Employment Agreement and Addendum attached hereto as Exhibit 10.90.

Prior to her appointment as Vice President, General Counsel and Corporate Secretary, Ms. Fruge, age 36, served as the Company’s Vice President, Associate General Counsel and Assistant Secretary, since November 2006. Prior to Borland, from April 2005 to November 2006, Ms. Fruge was a partner of GCA Law Partners LLP, a law firm in Mountain View California. From August 1999 to April 2005, Ms. Fruge was an associate with DLA Piper LLP, a law firm, in its Silicon Valley office. Ms. Fruge holds a B.A. in Political Science from the University of Southern California and a J.D. from the Santa Clara University School of Law.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.88. Employment Agreement Amendment and Addendum between Borland Software Corporation and Erik E. Prusch, dated February 19, 2009

Exhibit 10.89 Separation Agreement between Borland Software Corporation and Gregory J. Wrenn, dated February 20, 2009

Exhibit 10.90 Amended Employment Agreement and Addendum between Borland Software Corporation and Melissa Fruge, dated February 20, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

February 20, 2009	By:	/s/ Erik E. Prusch

Name: Erik E. Prusch
Title: Acting President & Chief Executive Officer; Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.88	Exhibit 10.88. Employment Agreement Amendment and Addendum between Borland Software Corporation and Erik E. Prusch, dated February 19, 2009
10.89	Exhibit 10.89 Separation Agreement between Borland Software Corporation and Gregory J. Wrenn, dated February 20, 2009
10.90	Amended Employment Agreement between Borland Software Corporation and Melissa Fruge, dated February 20, 2009